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FOR IMMEDIATE RELEASE             Contact:  Paul H. Riss
                                            CEO
                                            phriss@elec-corp.com
                                            914-633-6500


                eLEC Announces Extension of Forbearance Agreement

New Rochelle, NY... May 13, 2002--eLEC Communications Corp. (OTCBB:ELEC), an integrated communications provider of voice, data and broadband services, announced that its lender has agreed to a two week extension to a forbearance agreement which requires eLEC to sell the assets of one or more of its operating subsidiaries. The original forbearance agreement required eLEC to sign a definitive purchase agreement by May 11, 2002. That date has been extended to May 24, 2002. The Company continues to pursue opportunities to sell assets and pay off its secured lender. In conjunction with a sale, eLEC also plans to provide operations support system (OSS) services to the buyer. eLEC's OSS is designed to provide a local telephone service carrier with a cost-effective automated platform to support customer orders, service delivery, billing, collections, and gross margin analysis.

eLEC Communications Corp. is a publicly-traded integrated communications provider that is taking advantage of the convergence of the current and future competitive technological and regulatory developments in the Internet and telecommunications markets. eLEC provides an integrated suite of communications services to small business and residential customers.

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This  release  contains  forward-looking   statements  that  involve  risks  and
uncertainties. eLEC's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, among others, availability of management; availability, terms, and deployment of capital; eLEC's ability to successfully market its services to current and new customers, generate customer demand for its product and services in the geographical areas in which eLEC can operate, access new markets, negotiate and maintain suitable interconnection agreements with the incumbent local exchange carriers, and negotiate and maintain suitable vendor relationships, all in a timely manner, at reasonable cost and on satisfactory
terms  and  conditions,   as  well  as  regulatory,   legislative  and  judicial
developments that could cause actual results to vary in such forward-looking statements.